Exhibit 99.1

FINANCIAL NEWS
Sanmina Reports Fourth Quarter and Fiscal 2026 Financial Results
San Jose, CA – November 9, 2026. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fourth quarter ended October 3, 2026 and outlook for its first fiscal quarter ending January 2, 2027.

Fourth Quarter Fiscal 2026 Financial Highlights •Revenue: $3.86 billion •GAAP operating margin: 6.0% •GAAP diluted EPS: $2.14 •Non-GAAP(1) operating margin: 9.0% •Non-GAAP(1) diluted EPS: $4.43	Fiscal Year 2026 Financial Highlights •Revenue: $14.53 billion •GAAP operating margin: 4.7% •GAAP diluted EPS: $6.85 •Non-GAAP(1) operating margin: 7.4% •Non-GAAP(1) diluted EPS: $13.28
Additional Highlights
•Cash flow from operations: Q4 $242 million and FY’26 $944 million
•Free cash flow(2): Q4 $83 million and $541 million in FY’26
•Share repurchases: Q4 $154 million, or 0.8 million shares and FY’26 $393 million, or approximately 2.4 million shares
•Q4 ending cash and cash equivalents: $1.68 billion

(1)See Schedule 1 below for information regarding the items excluded from and our use of non-GAAP financial measures. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.
(2)Free cash flow is defined as net cash provided by operating activities less net purchases of property and equipment. See Condensed Consolidated Cash Flow Statement included in the financial statements furnished with this release.
“This was a transformative year for Sanmina as we delivered strong broad-based growth across all of our end markets, integrated the ZT Systems business, strengthening our position in the Cloud and AI Infrastructure end market, and grew our core Sanmina business by double digits year-over-year, maintaining a well-diversified portfolio,” stated Jure Sola, Chairman and CEO of Sanmina Corporation.
“Our fiscal 2026 results were exceptional. Revenue grew 79%, non-GAAP operating profit increased 130%, and non-GAAP diluted earnings per share more than doubled compared to a year ago. These results reflect our disciplined execution, robust financial management, and targeted diversification across and within our customers and end markets. Additionally, we generated strong cash flow from operations of $944 million, which provided the flexibility to fund strategic investments in new capabilities and capacity, further strengthening our position in the market while maintaining a very healthy balance sheet.”
“As we look to fiscal 2027, we expect demand to remain strong. At the midpoint of our full-year outlook, revenue is projected to grow about 27% and our non-GAAP diluted earnings per share about 24%. We remain excited for the opportunities ahead, and the team is well-positioned to capitalize on the momentum while maintaining disciplined execution to drive sustainable, long-term shareholder value.”

First Quarter Fiscal 2027 Outlook
Revenue:	$3.8 billion - $4.1 billion
Non-GAAP operating margin(3):	7.0% - 7.5%
Non-GAAP diluted EPS(3):	$3.50 - $3.85

Fiscal 2027 Outlook
Revenue:	$17.5 billion - $19.5 billion
Non-GAAP operating margin(3):	7.0% - 7.5%
Non-GAAP diluted EPS(3):	$15.50 - $17.50
(3)This is a forward-looking non-GAAP financial measure that cannot be reconciled to its equivalent GAAP financial measure without unreasonable effort.

Safe Harbor Statement
The statements above relating to our expectations and the outlook above, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including the risk that the expected benefits from the ZT Systems acquisition may not be realized or may take longer to realize than anticipated; adverse changes in the key markets we target, in particular the cloud and AI infrastructure sectors; the impact of recent or future changes in tariffs and trade policy, which may adversely affect our costs, supply chain, and customer demand; our reliance on a limited number of customers for a substantial portion of our sales; risks arising from our international operations and expansion into new geographic markets; geopolitical uncertainty, including relating to the conflict in the Middle East, and the other risk factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission.
The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.
Company Conference Call Information
Sanmina will hold a conference call to review its financial results for the fourth quarter of fiscal 2026 and outlook for the first quarter fiscal 2027 and full year fiscal 2027 on Monday, November 9, 2026 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 800-836-8184 and international 646-357-8785. The conference call will also be webcast live over the Internet. You can log on to the live webcast at Q4'26 Earnings. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 888-660-6345 and international 646-517-4150, access code is 77611#.
About Sanmina
Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the cloud and AI infrastructure, communications networks, industrial and energy, medical, defense and aerospace, and automotive and transportation markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.
Sanmina Contact
Paige Melching
SVP, Investor Communications
408-964-3610

Sanmina Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)
(Unaudited)

	October 3, 2026	September 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,675,641	$926,267
Accounts receivable, net	2,340,508	1,400,129
Contract assets	620,650	425,944
Inventories	3,609,268	1,988,462
Prepaid expenses and other current assets	360,814	124,656
Total current assets	8,606,881	4,865,458
Property, plant and equipment, net	1,185,607	682,354
Deferred income tax assets	264,961	171,218
Goodwill	228,934	30,386
Other assets	453,347	108,757
Total assets	$10,739,730	$5,858,173
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,021,669	$1,578,895
Accrued liabilities	362,722	179,605
Deferred revenue and customer advances	1,535,768	878,474
Accrued payroll and related benefits	230,698	167,541
Short-term debt, including current portion of long-term debt	172,000	17,500
Total current liabilities	5,322,857	2,822,015
Long-term liabilities:
Long-term debt	1,915,528	282,974
Other liabilities	708,420	214,021
Total long-term liabilities	2,623,948	496,995

Stockholders' equity	2,792,925	2,539,163
Total liabilities and stockholders' equity	$10,739,730	$5,858,173

Sanmina Corporation
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025

Net sales	$3,858,022	$2,096,392	$14,525,002	$8,128,382
Cost of sales	3,422,712	1,905,235	13,130,234	7,412,025
Gross profit	435,310	191,157	1,394,768	716,357

Operating expenses:
Selling, general and administrative	108,696	73,521	446,462	290,221
Research and development	8,075	8,669	32,991	31,087
Acquisition, integration and others	84,154	27,082	221,176	34,162
Amortization of intangibles	1,831	—	6,714	—
Restructuring	2,868	3,420	5,908	6,319
Total operating expenses	205,624	112,692	713,251	361,789

Operating income	229,686	78,465	681,517	354,568

Interest income	13,650	4,536	39,941	15,855
Interest expense	(32,853)	(5,190)	(122,177)	(20,151)
Other income (expense), net	(4,676)	(4,474)	(9,002)	(10,844)
Interest and other, net	(23,879)	(5,128)	(91,238)	(15,140)

Income before income taxes	205,807	73,337	590,279	339,428
Provision for income taxes	79,257	21,364	188,851	73,168
Net income before noncontrolling interest	126,550	51,973	401,428	266,260
Less: Net income attributable to noncontrolling interest	8,590	3,907	23,407	20,367
Net income attributable to common shareholders	$117,960	$48,066	$378,021	$245,893

Net income attributable to common shareholders per share:
Basic	$2.20	$0.90	$7.00	$4.56
Diluted	$2.14	$0.88	$6.85	$4.46

Weighted-average shares used in computing per share amounts:
Basic	53,568	53,567	53,971	53,947
Diluted	55,083	54,860	55,202	55,178

Sanmina Corporation
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)
		Three Months Ended		Twelve Months Ended
		October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
GAAP Operating income		$229,686	$78,465	$681,517	$354,568
	GAAP Operating margin	6.0%	3.7%	4.7%	4.4%
Adjustments:
	Stock compensation expense (1)	28,968	16,233	101,471	63,396
	Amortization of inventory fair value adjustment (2)	—	—	49,000	—
	Amortization of intangible assets (3)	2,431	—	8,914	—
	Acquisition, integration and others (4)	84,154	27,082	221,176	34,162
	Distressed customer charges (5)	—	—	—	7,031
	Legal and other (6)	—	1,250	4,650	1,700
	Restructuring and other	2,868	3,420	5,908	4,602
Non-GAAP Operating income		$348,107	$126,450	$1,072,636	$465,459
	Non-GAAP Operating margin	9.0%	6.0%	7.4%	5.7%

GAAP Net income attributable to common shareholders		$117,960	$48,066	$378,021	$245,893
Adjustments:
	Operating income adjustments (see above)	118,421	47,985	391,119	110,891
	Legal and other (6)	3,000	—	600	—
	Gain on sale of investment (7)	—	—	(4,710)	—
	Adjustments for taxes (8)	4,646	(4,604)	(32,025)	(23,534)
Non-GAAP Net income attributable to common shareholders		$244,027	$91,447	$733,005	$333,250

GAAP Net income attributable to common shareholders per share:
	Basic	$2.20	$0.90	$7.00	$4.56
	Diluted	$2.14	$0.88	$6.85	$4.46
Non-GAAP Net income attributable to common shareholders per share:
	Basic	$4.56	$1.71	$13.58	$6.18
	Diluted	$4.43	$1.67	$13.28	$6.04
Weighted-average shares used in computing per share amounts:
	Basic	53,568	53,567	53,971	53,947
	Diluted	55,083	54,860	55,202	55,178

(1)	Stock compensation expense
	Cost of sales	$8,451	$5,225	$26,523	$20,136
	Selling, general and administrative	20,064	10,621	73,387	41,974
	Research and development	453	387	1,561	1,286
	Total	$28,968	$16,233	$101,471	$63,396

(2)	Relates to the amortization of the fair value step up on inventory from the ZT acquisition.

(3)	Relates to amortization of intangible assets acquired from the ZT acquisition.

(4)
Q4'26 and FY26 results include a $78M and $150M fair value adjustment to contingent consideration, respectively, alongside certain employee compensation and professional services related to the ZT acquisition.

(5)	Relates to accounts receivable and inventory write-downs or recoveries associated with distressed customers.

(6)	Represents expense recorded in connection with the settlement of a legal matter, investment write-off and loss on debt extinguishment as applicable, for various periods presented.

(7)	Relates to gain on sale of equity interest.

(8)	Adjustments for taxes include the tax effects of the various adjustments we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.

Sanmina Corporation
Condensed Consolidated Cash Flow
(in thousands)
(GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025

Net income before noncontrolling interest	$126,550	$51,973	$401,428	$266,260
Depreciation and intangibles amortization	46,574	29,653	181,391	119,466
Amortization of inventory fair value adjustment	—	—	49,000	—
Deferred income taxes	76,143	(18,802)	131,119	(11,812)
Change in fair value of contingent consideration	78,000	—	150,000	—
Other, net	30,996	15,811	103,634	57,732
Net change in net working capital	(116,146)	120,444	(72,478)	189,011
Cash provided by operating activities	242,117	199,079	944,094	620,657

Purchases of investments	—	(340)	—	(15,040)
Proceeds from sales of investments	—	—	8,710	49,309
Net purchases of property, plant and equipment	(159,071)	(62,304)	(403,267)	(142,476)
Cash paid for business acquisition, net of cash acquired and working capital settlement received	—	—	(1,114,152)	—
Cash used in investing activities	(159,071)	(62,644)	(1,508,709)	(108,207)

Proceeds from long-term debt	—	—	2,200,000	—
Net borrowing activities	(86,000)	(4,375)	(387,875)	(17,500)
Repurchases of common stock	(155,380)	624	(394,624)	(113,320)
Payments for tax withholding on stock-based compensation	(469)	(4,473)	(60,071)	(43,020)
Debt issuance costs	—	—	(29,341)	—
Cash provided by (used in) financing activities	(241,849)	(8,224)	1,328,089	(173,840)

Effect of exchange rate changes	(69)	289	(1,347)	1,750

Net change in cash, cash equivalents and restricted cash equivalents	$(158,872)	$128,500	$762,127	$340,360

Free cash flow:
Cash provided by operating activities	$242,117	$199,079	$944,094	$620,657
Net purchases of property, plant and equipment	(159,071)	(62,304)	(403,267)	(142,476)
	$83,046	$136,775	$540,827	$478,181

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income and earnings per share. Management excludes from these measures stock-based compensation, restructuring, acquisition, integration and other expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition, Integration and Other Expenses, which consist of employee severance, lease termination costs, exit costs, environmental investigation, remediation and related employee costs and other charges primarily related to closing and consolidating manufacturing facilities, and those associated with the acquisition, integration and other expenses of acquired businesses including fair value adjustments related to contingent consideration liability, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) generally do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges for Goodwill and Other Assets, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, and gains and losses on sales of assets, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures and adjustments related to deferred tax and discrete tax items. Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates. In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.